(b)
                           [LOGO OF NATIONSBANK, N.A.]

February 23, 1999

Paulson Ranch, Ltd.
3 Ocean Park Drive
Corpus Christi, TX 78404
Attention: Mr. Paulson

Dear Mr. Paulson:

Thank you for the opportunity to make the following commitment to you. NationsBank, N.A. (the "Bank") is pleased to have approved for The Paulson Ranch, Ltd. (the "Borrower") a credit facility consisting of a term loan in an amount not to exceed $2,500,000 (the "Loan"). This commitment is to be used by you for the purpose of purchasing 1.5 million shares of Hitox Corporation of America common stock.

This commitment is subject to the execution and delivery to the Bank of legal documents yet to be prepared, including, without limitation, loan agreements, promissory notes, guaranties, and collateral and security documents. All such documents must be satisfactory in form and substance to the Bank and its counsel.

The making and funding of any loans under this commitment (in addition to any other conditions which may be required in the documents referred to in the preceding paragraph) is expressly subject to the terms and conditions set forth in the attached Terms and Conditions.

If you find the terms and conditions of this commitment to be acceptable to you, please execute the enclosed copy of this letter and return it to the undersigned. This commitment shall expire on April 30, 1999.

We appreciate the opportunity to provide you with the financial services of NationsBank, N.A.

Sincerely,

/S/ TOM L. HUNT
---------------
Tom L. Hunt

Accepted and agreed to this 18th day of March, 1999.
                            ----        -----    --


Paulson Ranch Ltd.

By: /S/ BERNARD A. PAULSON
    ----------------------
    Bernard A. Paulson

                              TERMS AND CONDITIONS



BORROWER:                    Paulson Ranch Ltd.

GUARANTORS:                  Bernard A. Paulson and Joan L. Paulson

PURPOSE:                     Purchase 1.5 million shares of Hitox Corporation of
                             America common stock

AMOUNT OF LOAN:              Up to $2,500,000



INTEREST RATE OPTIONS
---------------------

A)   Variable:  90-day  LIBOR,  as determined  by  NationsBank  and adjusted for
     --------
reserves, deposit insurance assessments and other regulatory costs, plus a spread ranging between 1.50% to 2.0%.

B)   "Effective Fixed Rate" Utilizing Interest Rate Swap: The borrower may elect
     ----------------------
to fix its rate on the loan by selecting Variable rate option A, and executing an Interest Rate Swap. There are no fees associated with the Swap. An indicative rate for this option is currently 7.35% for a 2 year term or 7.65% for a 5 year term. The additional benefits of selecting this option are:

* The Borrower may elect to fix the rate on some or all of the principal amount of the loan, provided that the minimum amount selected for the fixed rate is $1 million.

* The Borrower may elect to fix the rate for a period less than the term of the loan (e.g., fixing the rate for three years on a five year term loan). At the end of the fixed rate period the loan would revert to the variable LIBOR based rate.

* The Borrower may elect to enter into a "Forward Starting Swap." In this case, the loan will, for a predetermined time of up to two years, float at the variable LIBOR rate, and then convert to an effective fixed rate utilizing the Swap. The advantage to this is that the Borrower would be able to enjoy currently lower variable rates while still having the certainty of a committed fixed rate that will commence at a designated future date.

* The Swap may be terminated at any time in the future. However, generally stated, the Swap may have value if terminated in a higher interest rate environment. Alternatively, if terminated in a lower interest rate environment, the Swap may have a termination cost.

Should the Borrower select Option B, NationsBank will provide a separate, detailed, interest rate Swap proposal.

REPAYMENT:

Two Year Term Interest Only Period and Installments: Accrued interest only shall
---------------------------------------------------
be payable quarterly until June 15, 2000 at which time a $790,000 principal reduction will be required. Quarterly interest payments will then be required until June 15, 2001, at which time the remaining principal and interest balance will be due and payable.

Five Year Term  Interest  Only Period and  Installments:  Accrued  interest only
-------------------------------------------------------
shall be payable quarterly until June 15, 2000 at which time a $790,000 principal reduction will be required. Quarterly interest payments will then be required until June 15, 2001, when an additional $790,000 principal reduction will be required. The remaining balance may be amortized up to a three year period or principal plus interest payable quarterly.

LOAN DOCUMENTS:

The Loan shall be made under and governed by definitive Loan documents to be executed and delivered by the Borrower to the Bank and containing the terms set forth in this commitment and such other terms, conditions, representations, warranties and covenants as are usual and customary in lending transactions such as the Loan, which documents may include one or more promissory notes, loan agreements, security agreements, guaranties, pledge agreements, letter of credit applications/agreements, liquidity maintenance agreements, assignments, financing statements and such other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with the Loan (collectively, the "Loan Documents").

COLLATERAL:

Stocks:  Pledge and  delivery  of 1.5  million  shares of Hitox  Corporation  of
------
America owned by Bernard Paulson/Paulson Ranch Ltd. together with appropriate stock powers.


Assignment of Note  Receivable:  Represents an assignment of the note receivable
------------------------------
from Petro Chemical International.


Negative  Pledge:  So long as this commitment is outstanding or the indebtedness
----------------
to the Bank remains unpaid, all Municipal Bonds shall be maintained by Borrower free and clear of all liens, encumbrances and pledges. This obligation shall be evidenced by a negative pledge agreement executed by Borrower and recorded in the appropriate personal or real property records.

SURVIVAL:

This commitment letter shall constitute one of the Loan Documents and shall survive the closing of the Loan, the execution and delivery of all Loan Documents, and the making of any advances or disbursements thereunder. In the event of a conflict between a provision contained in this commitment letter and a provision of any other Loan Document, the terms of the other Loan Document shall control.

EXPIRATION/RENEWAL CLAUSES:

Any commitment to advance funds under the Loan shall expire on April 19, 1999 and the Bank shall have no further obligation to extend credit. Any renewal, extension of maturity and/or expiration date, or increase in amount of this Loan by the Bank shall be governed by the terms of this commitment unless otherwise agreed to by the Bank, in writing.

Any renewal, extension of maturity and/or expiration date, or increase in amount of this Loan by the Bank shall be governed by the terms of this commitment unless otherwise agreed to by the Bank, in writing.

CONDITIONS TO FIRST ADVANCE:

Prior to the making by the Bank of the first advance to the Borrower, the following conditions precedent shall have been satisfied.

The Bank shall have received, duly executed, all Loan Documents and any other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance satisfactory to the Bank and its counsel.

All mortgages, deeds to secure debt, deeds of trust, financing statements, notices and other documents and instruments deemed by the Bank and its counsel to be necessary or advisable in connection with the collateral described herein shall have been recorded or filed in all necessary places, and sent to or receive by all necessary person, as the case may be.

The bank shall have received the written opinion of Borrower's counsel as to the validity and enforceability of the Loan Documents and such other matters as the Bank may reasonably require.

REPORTING REQUIRMENTS:

So long as the Borrower is indebted to the Bank, the Borrower shall submit to the Bank the following:

1. Annually,within 45 days, internally prepared financial statements of the Borrower, including a balance sheet and income statement.

2. The above information shall be required from each of the Guarantors on an annual basis.

3. On a quarterly basis, a brokerage statements on the Borrower's account(s) reflecting the market value of the Municipal Bonds described above under Collateral.


REPRESENTATIONS AND WARRANTIES:

Customary, including confirmation of partnership status and authority; execution, delivery and performance of loan documents do not violate law or existing agreements; no litigation except as disclosed to Bank; ownership of property; payment of taxes; no material adverse change in financial condition or operations since February 23, 1999; principal place of business; compliance with environmental laws and continuation of representations and warranties.

Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.

Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

EVENTS OF DEFAULT:
-----------------

A default shall occur under the Letter of Commitment and under each of the Loan Documents and under any other promissory note executed by the Borrower in favor of Bank if the Borrower, any endorser or any guarantor of the Loan defaults in the payment of any amounts due and owing under the Loan or any other indebtedness owing to Bank within fifteen days of its due date or fails to timely and properly observe, keep or perform any term, covenant, agreement or condition in any of the Loan Documents or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower, any endorser or any guarantor of any loan to Bank or to any affiliate or subsidiary of NationsBank Corporation.

REMEDIES UPON DEFAULT:

If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the loan Documents as well as all rights and remedies available at law or in equity.

CLOSING COSTS AND EXPENSES:

Expenses: The Borrower shall pay all costs and expenses incurred by the Bank in connection with the Bank's review, due diligence and closing of the Loan, including attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law) incurred by the Bank in connection with the negotiation and preparation of the Loan Documents, the costs of any environmental investigation and audit, appraisal, title insurance premiums, survey and inspection fees, whether or not the Loan actually closes.

MATERIAL ADVERSE CHANGE:

This commitment may be terminated, in the sole discretion of the Bank, upon the occurrence of a material adverse change in the financial condition of the Borrower or any other person liable to the Bank for the repayment of this Loan.

NON-ASSIGNABLE:

This commitment and the right of Borrower to receive loans hereunder may not be assigned by Borrower.

RELIANCE:

This commitment constitutes an offer by the Bank to the Borrower to make a Loan on the terms and conditions set forth herein and should not be relied upon by any third party for any purpose.

AMENDMENT AND WAIVER:

No alteration, modification, amendment or waiver of any terms and conditions of this commitment, or of any of the documents required by or delivered to the Bank under this commitment, shall be effective or enforceable against the Bank unless set forth in a writing signed by the Bank.

GOVERNING LAW:

This commitment and the Loan shall be governed by and construed in accordance with the laws of the State of Texas (without regard to choice of law principles).

INTEGRATION:

The terms set forth above represent the entire understanding between the Borrower and the Bank with respect to the subject matter of this commitment, and this commitment supersedes any prior and contemporaneous agreements, commitments, discussions and understandings, oral or written, with respect to the subject matter of this commitment.

YEAR 2000 COMPLIANCE:  This commitment is subject to, among the other conditions
--------------------
contained herein, the Bank's satisfaction that (a) the Borrower and its subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its subsidiaries as a result of failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) including risks resulting from the failure of key vendors and suppliers of the Borrower and its subsidiaries to become Year 2000 compliant, and (b) the Borrower's and its subsidiaries' material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 problem in all material respects.

ARBITRATION:  ANY  CONTROVERSY  OR CLAIM  BETWEEN  OR AMONG THE  PARTIES  HERETO
-----------
INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS. AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M./ENDISPUTE AND ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES.  THE  ARBITRATION  SHALL BE CONDUCTED IN THE
                     -------------
CITY OF THE  BORROWER'S  DOMICILE AT TIME OF THE  EXECUTION OF THIS  INSTRUMENT,
AGREEMENT  OR  DOCUMENT  AND  ADMINISTERED  BY  J.A.M.S.  WHO  WILL  APPOINT  AN
ARBITRATOR:  IF J.A.M.S.  IS UNABLE OR LEGALLY PRECLUDED FROM  ADMINISTERING THE
ARBITRATION,   THEN  THE  AMERICAN  ARBITRATION   ASSOCIATION  WILL  SERVE.  ALL
ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B.   RESERVATION  OF  RIGHTS.   NOTHING  IN  THIS  INSTRUMENT,
                       -----------------------
AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

EXPIRATION:

This commitment is to be closed within 28 days of the acceptance date. Should this commitment not be accepted by the expiration date, and not closed within 28 days of the acceptance date, then the Bank shall have no further obligation to extend credit hereunder.

         13.   NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT  REPRESENTS THE
               -------------------------
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.